BlackRock Liquidity Funds:
MuniCash

File Number:

CIK Number:

For the
Period Ended:
10/31/2008

Pursuant to Exemptive Order ICA Release No. 15520 dated January
5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated , for the period November 1, 2007 through October 31, 2008.

The information will be in the following order:

SALES (IN THOUSANDS)
TRANSACTION DATE
FACE AMOUNT
SECURITY DESCRIPTION
RATE
DUE DATE

11/01/07
$ 2,930
Muni Secs Pool - SG PG-17
3.56
06/01/34

11/01/07
$ 22,540
MuniMae TE LLC - PT 2691
3.61
11/15/25

11/01/07
$ 2,395
DC Housing Fin Agency
3.61
03/01/41

11/01/07
$ 3,745
Virginia Beach VA DFA -
PT 2505
3.61
04/01/42

11/01/07
$ 14,585
Austin Tesac HFA - PT
2578
3.61
09/01/42

04/17/08
$  780
OREGON ST HOMEOWNER - MT
134
2.17
05/01/10